SPECIMEN UNIT CERTIFICATE

NUMBER	UNITS
U-___________

SEE REVERSE FOR
CERTAIN
DEFINITIONS

HAMBRECHT ASIA ACQUISITION CORP.

CUSIP

UNITS CONSISTING OF ONE ORDINARY SHARES AND ONE WARRANT
TO PURCHASE ONE ORDINARY SHARE

THIS CERTIFIES THAT ___________________________________________________________________________________
is the owner of __________________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) ordinary share, par value $.001 per share (“Ordinary Share”), of HAMBRECHT ASIA ACQUISITION CORP., a Cayman Islands corporation (the “Company”), and one warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) Ordinary Share for $6.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company’s completion of an initial business combination with one or more target business or (ii) one (1) year from the date of the prospectus covering the Warrants and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2012, or earlier upon redemption (the “Expiration Date”). The Ordinary Share and Warrant comprising the Units represented by this certificate may trade separately on the 45th day after the date of the prospectus unless the representative of the underwriters determines that an earlier date is acceptable; provided, however, in no event will the representative allow separate trading of the ordinary share and warrants until the Company files an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the offering. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2007, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By
	Chief Executive Officer	Secretary

HAMBRECHT ASIA ACQUISITION CORP.
CORPORATE
SEAL
2007
CAYMAN ISLANDS

HAMBRECHT ASIA ACQUISITION CORP.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).